UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 20, 2017

Digi International Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34033	41-1532464
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

11001 Bren Road East, Minnetonka, Minnesota	55343
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 952-912-3444

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter): Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Material Definitive Agreement.

On October 20, 2017 Digi International Inc. (“Digi”) acquired TempAlert, LLC, a provider of automated, real-time temperature monitoring and task management solutions for the healthcare, industrial and foodservice industries, pursuant to an equity purchase agreement. TempAlert will join the Digi Smart Solutions™ team. Digi paid a purchase price of $45 million in cash paid at closing, which amount is subject to a customary net working capital adjustment. Digi has agreed to make additional payments to the sellers based on revenue in excess of established threshold amounts for Digi Smart Solutions during calendar 2018 and 2019.

The foregoing description of the material terms of the equity purchase agreement and the acquisition is subject to, and qualified by reference to, the full text of the equity purchase agreement, which is filed as Exhibit 2.1 to this current report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description	Manner of Filing

2.1	Equity Purchase Agreement with Schechter Tech LLC, all of the equity holders of Schechter Tech LLC, Harry Schechter as the seller representative and Schechter Tech Holdco, LLC, dated as of October 20, 2017	Filed Electronically

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Digi International Inc.

October 25, 2017	By:	/s/ David H. Sampsell
Name: David H. Sampsell
Title: Vice President—Corporate Development, General Counsel & Corporate Secretary